AMENDMENT 6

This amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreement as of October 1, 2022 (the “Effective Date”):

Term	Means
“Existing Agreement”	The Marketing Agent Agreement among Marketing Agent, the Sponsor and the Trust dated as of July 22, 2010, as amended and assigned
“Marketing Agent”	ALPS Distributors, Inc.
“Sponsor”	United States Commodity Funds LLC
“Trust”	United States Commodity Index Funds Trust

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

ALPS DISTRIBUTORS, INC.		UNITED STATES COMMODITY FUNDS LLC

By:	/s/ Stephen Kyllo	By:	/s/ John P. Love

Name:	Stephen Kyllo	Name:	John P. Love

Title:	SVP & Director	Title:	President & CEO

UNITED STATES COMMODITY INDEX FUNDS TRUST on behalf of itself and on behalf of the UNITED STATES COMMODITY INDEX FUND AND UNITED STATES COPPER INDEX FUND

By:	/s/ John P. Love

Name:	John P. Love

Title:	President & CEO

Marketing Agent Agreement Amendment 6

Schedule A to this Amendment

Amendments

Effective as of Effective Date, the Existing Agreement is amended as follows:

1.	The following shall be added to the end of Section 4.1:

“In carrying out its duties and obligations pursuant to this Agreement, some or all services may be delegated by Marketing Agent to one or more of its affiliates or other Persons (and any required Trust and/or Sponsor consent to such delegation shall not be unreasonably revoked or withheld in respect of any such delegations), provided that such affiliates or other Persons are selected in good faith and with reasonable care and are monitored by Marketing Agent. If Marketing Agent delegates any services, (i) such delegation shall not relieve Marketing Agent of its duties and obligations hereunder, and (ii) if required by applicable Law, Marketing Agent will identify such agents and the services delegated and will update Trust and/or Sponsor when making any material changes in sufficient detail to enable Trust and/or Sponsor to object to a particular arrangement.”

2.	Section 4.3 of the Existing Agreement shall be deleted in its entirety and replaced with the following new Section 4.3:

“4.3 Marketing Agent Fee. The Marketing Agent shall be paid by the Sponsor for the services of the Marketing Agent as marketing agent to the Trust and each Fund hereunder, a fee for its services per Fund hereunder, calculated daily and payable monthly, as follows (the “Fee”):

•	10 basis points of the United States Commodity Index Fund’s total net assets
•	2.5 basis points of the United States Copper Index Fund’s total net assets

The Sponsor shall reimburse Marketing Agent for all associated expenses with respect to the performance of Marketing Agent services performed hereunder, including the cost of placing advertisements in various periodicals; web construction and development; and the printing and production of various marketing materials.”

3.	Exhibit C of the Existing Agreement shall be deleted in its entirety and replaced with the following new Exhibit C attached hereto.

EXHIBIT C

SCHEDULE OF SERVICES

With respect to the provision of Active Marketing Agent Services for the United States Commodity Index Fund only, Marketing Agent shall perform the following:

•	Product specialist consulting
•	Content generation and Marketing Sales Campaign Strategy and Content Creation
•	Annual sales training and support for internal and external divisions and additional training as agreed upon by the parties, in writing, from time to time
•	Support and attend conferences and sponsorships, subject to the written pre-approval of the Sponsor
•	Marketing Agent research coverage and support of due diligence, product development and on-boarding at select intermediaries; to be reviewed monthly with the Sponsor’s Chief Marketing Officer
•	Sponsor weekly sales updates
•	Sponsor monthly national accounts updates
•	Sponsor monthly activity updates
•	Key accounts support, including due diligence, research, product and relationship management team support

Internal Sales:

•	Handle inbound inquiries on the Fund from advisors and other institutional investors
•	Promote webcasts and upcoming events via email and phone

National Accounts:

•	Work with the home offices to establish trading for the Fund
•	Coordinate and provide communication related to the strategies to home offices including data relating to corporate actions, due diligence questionnaires and requests for proposals
•	Seek opportunities to market the Fund within all applicable platforms, including speaking engagements on an in-person basis, broad-based conference calls and weekly email blasts highlighting the Fund at strategic partner firms
•	Provide assistance to the Sponsor’s Head of Distribution with respect to the Fund’s inclusion on individual platform recommended lists
•	Coordinate with the Sponsor’s Head of Distribution in all facets of Fund platform access and the applicable availability list
•	Report to the Sponsor’s Head of Distribution on a bi-weekly basis with respect to any and all activity updates

External Wholesaler:

•	Promote webcasts and upcoming events
•	Proactively market the Fund’s strategies through in-person meetings, road shows, conference calls and conferences
•	Report to Sponsor’s National Sales Director on a bi-weekly basis with respect to sales plans and progress

With respect to the provision of Marketing Agent Support Services for the United States Commodity Index Fund and the United States Copper Index Fund, Marketing Agent shall perform the following:

•	Fund call center support

Capital Markets:

•	Answer questions from Market Makers (“MMs”) regarding portfolio holdings, portfolio trading clarity and Net Asset Value pricing
•	Coordinate MM block trades with designated Authorized Participants for creations/redemptions
•	Coordinate trades with Lead Market Makers (“LMMs”) or other MMs for large trades or tighter pricing strategies
•	Distribute marketing material to MMs who in turn can distribute to interested clients
•	Handle settlement issues between custodian and Authorized Participants and MMs
•	Coordinate with Marketing Agent’s designated web team with respect to website and MM holdings file support
•	Coordinate with the Marketing Agent’s order desk regarding creation and redemption orders

Marketing Agent Operations:

•	Maintain and supervise FINRA registrations for licensed individuals
o	Coordinate Continuing Education requirements
o	Administer & maintain required filings/licenses with FINRA
•	Provide Fund advertising and sales literature review, approval and record maintenance of online submission, review/approval and real-time status updates through SS&C Advertising Review Portal
o	File required materials with FINRA
o	Provide advertising regulatory and disclosure guidance
o	Consult and support client’s marketing model and strategy
•	Exchange-Traded Product Order Processing Oversight
•	Intermediary/AP Services
o	Due Diligence and Oversight Services
o	Facilitate document delivery and communicate announcements
o	AP Agreement Retention – Online access provided via the Client Portal

Creative Services:

Brand Management, Design, Graphic Production, Web Development, Maintenance & Hosting. Marketing Agent or its designee will provide design, development, maintenance and hosting for the website, along with the design and production of marketing materials and brand management, on behalf of the Sponsor and/or the Funds. The design, development and production of web and marketing materials are based on content provided by Sponsor and brand guidelines as created by Marketing Agent or its designee, as approved by the Sponsor. Marketing Agent or its designee will work closely with Sponsor to ensure messaging and layout is approved for all projects. Project completion will be based on the receipt of required content from Sponsor and its Fund Accountant, and approvals by Sponsor.

Design and Graphic Production – Project Scope to Include

•	Design and production of materials, to include:
o	Collateral
o	Marketing Materials (digital and print)
o	Presentation Decks
o	Advertisements
o	Regulatory report covers
•	Email Blasts
o	Design, HTML Development and Distribution (distribution lists to be managed and provided by the Sponsor)
o	Report monthly results to the Sponsor’s Chief Marketing Officer

Web Design, Development and Maintenance – Project Scope to Include

•	Fully customizable site (additional hours and fees may apply to project scope changes and development as agreed upon, in writing, by Marketing Agent or its designee and the Sponsor)
•	Maintenance and Hosting of website
•	All content and data to be reviewed/provided and approved by Sponsor to Marketing Agent or its designee
•	Screen shots of edits will be provided to Sponsor for review and approval before being assisted by the Creative Services team to initiate the needed compliance review (if applicable) and approval process

SSL Certificate – Secured Website Project Scope

•	As the domain owner, to facilitate and place an SSL certificate for the URL/Fund website and required server updates, Sponsor will be responsible as communicated by Marketing Agent or its designee to complete domain process for the renewal of the certificate

Schedule B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.
2.	The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.
3.	This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.
4.	This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.
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